FOR INFORMATION CONTACT:

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Imaging Components President Robert Kluge Announces Plans to Retire;

Varian CEO Dow Wilson Names Sunny Sanyal as Kluge’s Successor

PALO ALTO, Calif., December 16, 2013 – Varian Medical Systems (NYSE:VAR) today announced that Robert H. Kluge has announced his intention to retire as its Senior Vice President and President, Imaging Components Businesses effective February 7, 2014. Varian CEO Dow R. Wilson has named and the Board of Directors has appointed Sunny Sanyal, CEO of T-System, to succeed Kluge. Varian’s Imaging Components Businesses are comprised of the X-Ray Products and Security and Inspection Products businesses.

“Bob Kluge built Varian’s X-Ray Products revenues from $75 million in 1993 to $546 million at the end of fiscal 2013,” Wilson said. “We are indebted to Bob for his strategic vision, intelligent management, and consistent execution that have propelled Varian to a leadership position in the global imaging industry. He has set the stage for continued success and growth in our components businesses.

“Sunny Sanyal is an experienced leader who will work with our seasoned imaging components management team to expand and capitalize on the growth potential for these businesses,” Wilson said. “We look forward under Sunny’s leadership to building these businesses into a billion dollar platform for Varian.”

Sanyal, 49, will assume his position as Senior Vice President and President, Imaging Components Businesses on February 3, 2014. Prior to joining T-System, a privately-held company providing information technology solutions and services to hospitals and urgent care facilities, Sanyal was president of McKesson Provider Technologies, where he led the company to significant market expansion with its clinical IT solutions. He also worked for GE Healthcare, Accenture and IDX Systems.

“I am excited to be a part of Varian,” Sanyal said. “Bob and team have built a tremendous business for Varian. I look forward to working with the team to continue building these businesses through market expansion, continued innovation, and strong customer relationships.”

Sanyal has an MBA from Harvard Business School, an MS in Industrial Engineering from Louisiana State University, and a bachelor’s degree in Electrical Engineering from the University of Bombay.

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Varian Imaging Components President Robert Kluge Announces Plans to Retire; Page 2

Varian CEO Dow Wilson Names Sunny Sanyal as Kluge’s Successor

Kluge, 67, will retire but support the leadership transition in an advisory capacity as needed. “I have enjoyed building the X-ray Products business for Varian and I have been fortunate to have great relationships with our customers, Varian management, and the imaging components team,” said Kluge. “I expect this team will continue to excel and that these businesses will thrive under Sunny’s leadership.”

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Varian Medical Systems, Inc., of Palo Alto, California, is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications and also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 6,400 people who are located at manufacturing sites in North America, Europe, and China and 72 sales and support offices around the world. For more information, visit http://www.varian.com.

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